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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph that CardioTech was a majority owned subsidiary of PolyMedica Corporation from inception to June 12, 1996, dated May 27, 1998, on our audits of the consolidated financial statements of CardioTech International, which report is included in the Company's Annual Report on Form 10-K for the year ended
March 31, 1998. We also consent to the reference to our firm under the caption "Experts".



                                       /S/ PricewaterhouseCoopers LLP

                                           PricewaterhouseCoopers LLP

Boston, Massachusetts
April 5, 1999